 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):	May 04, 2022

The Dixie Group, Inc.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	GA	30720
(Address of principal executive offices)			(zip code)

706	876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders
The 2022 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on May 4, 2022. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - The number of Directors was set at seven, and the individuals listed below were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

William F. Blue, Jr.	26,684,094	2,266,480		3,526,745

Charles E. Brock	26,810,241	2,140,333		3,526,745

Daniel K. Frierson	27,404,184	1,546,390		3,526,745

D. Kennedy Frierson, Jr.	27,414,923	1,535,651		3,526,745

Lowry F. Kline	26,775,204	2,175,370		3,526,745

Hilda S. Murray	27,085,917	1,864,657		3,526,745

Michael L. Owens	27,450,584	1,499,990		3,526,745

Proposal 2 - Approval of the Company's Omnibus Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

27,213,713	1,593,327	143,534	3,526,745

Proposal 3 - Approval of the Company's Executive Compensation for its named executive officers ("Say-on-Pay").

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,970,902	1,845,343	134,329	3,526,745

Proposal 4 - Approval of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2022.

Votes For	Votes Against	Abstentions	Broker Non-Votes

32,363,518	65,777	48,024	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2022	THE DIXIE GROUP, INC.

By: /s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer